Exhibit 99.7

Interpool, Inc. to Webcast First Quarter 2002 Earnings Results

Princeton, NJ, April 29, 2002 — Interpool, Inc. (NYSE:IPX) will release the company’s first quarter 2002 financial results on the morning of Thursday, May 2, 2002. Following the release of the results, management will host a conference call beginning at 11:00 a.m. that will be broadcast live over the Internet. Raoul Witteveen, President and Chief Operating Officer, and Mitchell Gordon, Executive Vice President and Chief Financial Officer, will host the call. You can access the call via the Internet by going to www.interpool.com.

To listen to the live call via the Internet, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available two hours after the call is completed and will remain available for thirty days.

About Interpool, Inc.

Interpool, originally founded in 1968, is one of the world’s leading suppliers of equipment and services to the transportation industry. It is the largest lessor of intermodal container chassis in the world and a world-leading lessor of cargo containers used in international trade. Interpool operates from over 90 locations throughout the world.

This Press Release contains certain forward-looking statements regarding future circumstances. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements, including in particular the risks and uncertainties described in the company’s SEC filings. The company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof.

For Interpool Inc.
Contact:

Mitchell Gordon
Executive Vice President &
Chief Financial Officer
(212) 916-3284
mgordon@interpool.com

Kathy Keyser
Gregory FCA Communications
Investor Relations
(800) 499-4734
kathy@gregoryfca.com